UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2023

GUERRILLA RF, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-56238	85-3837067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2000 Pisgah Church Road Greensboro, NC	27455
(Address of principal executive offices)	(Zip Code)

(336) 510-7840
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

In order to facilitate increased employee ownership, Guerrilla RF, Inc. (the "Company") has introduced a voluntary salary deferral program, whereby all employees have been offered the opportunity to defer a portion of their salaries in anticipation of investing some or all of the deferred payments in the anticipated capital raise.  Beginning June 28, 2023, Ryan Pratt, CEO and Chairman of the Company, Mark Mason, the Company’s Chief Operating Officer, and John Berg, the Company’s Chief Financial Officer, have elected to defer approximately 68%, 68%, and 52%, respectively, of their salaries as they participate in the program along with a number of other employees.  A copy of the form of Election Agreement and the Program are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

On June 30, 2023, the Company entered into an amendment to its existing loan agreement with Salem Investment Partners V, Limited Partnership (the “Amendment”).  A copy of the Amendment, which delays the application of one of the financial covenants, is attached hereto as Exhibit 10.3 and incorporated herein by reference.

ITEM 8.01. OTHER EVENTS.

On July 3, 2023, the Company issued a press release, titled “Guerrilla RF Provides Corporate Update.”  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1	Guerrilla RF, Inc. Employee Voluntary Deferred Compensation Program Voluntary Salary Deferral Election Agreement
10.2	Guerrilla RF, Inc. Employee Voluntary Deferred Compensation Program
10.3	Amendment No. 2 to Loan Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUERRILLA RF, INC.

Date: July 3, 2023	By:	/s/ Ryan Pratt
Ryan Pratt
Chief Executive Officer